                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 8-K/A
                                AMENDMENT NO. 1


             CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported): December 31, 1996
                                                       ------------------


                      APPLIED ANALYTICAL INDUSTRIES, INC.
                      -----------------------------------
             (Exact Name of Registrant as Specified in its Charter)



                                    Delaware
                                    --------
         (State or Other Jurisdiction of Incorporation or Organization)



           0-21185                                     04-2687849
           -------                                     ----------
   (Commission File Number)             (I.R.S. Employer Identification Number)


                             5051 New Centre Drive
                        Wilmington, North Carolina 28403
                        --------------------------------
              (Address of Principal Executive Offices) (Zip Code)



                                 (910) 392-1606
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                      APPLIED ANALYTICAL INDUSTRIES, INC.

                                  FORM 8-K/A

      (Any item which is not applicable or to which the answer is negative has been omitted.)


Item 2.  Acquisition or Disposition of Assets.

On December 31, 1996, Applied Analytical Industries, Inc. ("AAI"), through its wholly-owned subsidiary, My Asset Management GmbH and another wholly-owned German subsidiary, exercised options to acquire all of the outstanding ownership of L.A.B. Gesellschaft fur pharmakologische Untersuchungen mbH & Co. ("L.A.B."). The controlling ownership interest was acquired from Friedrich Herzog von Wurttemberg.

L.A.B. is a European contract research and development organization headquartered in Neu-Ulm, Germany with principal operational units in Neu-Ulm, and Munich, Germany and Paris, France, with smaller operational units in Stuttgart, Germany; Arnheim, Netherlands; London, England; and Budapest, Hungary. It employs approximately 250 scientists, technicians and support personnel, 40 or more with Ph.D. or M.D. degrees. L.A.B. focuses on both clinical and non-clinical pharmaceutical product development and provides services that include drug formulation development; chemical analysis; Phase I clinical studies; bioanalytical testing; and European regulatory consulting. The firm also provides controlled Phase II-A studies and multi-center trials focused in niche therapeutic areas including hepatic disease, chemotherapeutics, and hormone replacement therapy.

The acquisition will be accounted for using the purchase method of accounting. The aggregate acquisition cost, including current and deferred payments to former owners, amounts advanced to L.A.B. to retire existing bank debt and other liabilities, contingencies and acquisition costs, is approximately $20.9 million. The acquisition will be funded through the release of an escrow deposit; current cash payments from existing cash balances of AAI, exclusive of any proceeds from its recent initial public offering; with the remainder, including deferred payments to former owners, payments on L.A.B. bank debt and other liabilities and contingencies expected to be paid out over the next few years, with cash flow from operations.

Item 7.  Financial Statements and Exhibits.

         (a) Financial statements of the business acquired:

                                                                       Page
                                                                       ----
             L.A.B., historical financial statements
               for the years ended December 31, 1996 and 1995:
                 Report of Independent Accountants                      F-1
                 Consolidated Balance Sheet                             F-2
                 Consolidated Statement of Operations                   F-3
                 Consolidated Statement of Cash Flows                   F-4
                 Notes to Financial Statements                       F-5 to F-8

         (b) Pro forma financial information:

             Pro Forma Condensed Statement of Operations,
               reflecting the pro forma combination of AAI
               and L.A.B., for the year ended December 31, 1996          F-9
             Notes to Pro Forma Financial Information                   F-10

             AAI, historical Condensed Consolidated Balance Sheet
               at December 31, 1996, which reflects the L.A.B.
               acquisition (presented for information purposes)         F-11

         (c) Exhibits:

             Exhibit No.                      Description

                2.1* Option Agreement between Applied Analytical Industries, Inc. and My Asset Management GmbH and Friedrich Herzog von Wurttemberg**

                2.2* Purchase and Assignment Agreement between Friedrich Herzog von Wurttemberg and My Asset Management GmbH**


------------------------------------
*  Previously filed

** Schedules and appendices to such documents have been omitted and will be supplementally provided to the Securities and Exchange Commission upon request.

Report of Independent Accountants

To the Owners of
L.A.B. Gesellschaft fur pharmakologische Untersuchungen mbH & Co.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and of cash flows present fairly, in all material respects, the financial position of L.A.B. Gesellschaft fur pharmakologische Untersuchungen mbH & Co. and subsidiaries ("L.A.B.") at December 31, 1996 and 1995 and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Effective December 31, 1996, Applied Analytical Industries, Inc. acquired L.A.B.

PRICE WATERHOUSE GmbH
Stuttgart, Germany
February 21, 1997

        L.A.B. Gesellschaft fur pharmakologische Untersuchungen mbH & Co.
                           Consolidated Balance Sheet
                          (In thousand Deutsche marks)

                                                                  December 31,
                                                                  ------------
                                                              1996           1995
                                                              ----           ----
                               ASSETS
Current assets:
Cash                                                            341             577
Accounts receivable                                           2,440           4,165
Work-in-progress                                              6,711           9,364
Prepaid and other current assets                              1,363           1,913
                                                            -------         -------
     Total current assets                                    10,855          16,019
                                                            -------         -------

Property and equipment:
Buildings and improvements                                       27              27
Machinery and equipment                                      14,558          14,007
                                                            -------         -------
                                                             14,585          14,034
Less, accumulated depreciation                               11,221          10,256
                                                            -------         -------
                                                              3,364           3,778

Other assets                                                    559             258
                                                            -------         -------
     Total assets                                            14,778          20,055
                                                            =======         =======

                      LIABILITIES AND OWNERS' EQUITY

Current liabilities:
Loan obligations                                              5,972           5,570
Accounts payable                                              5,675           6,204
Accrued wages and benefits                                    2,710           2,221
Customer advances                                            10,862          13,489
AAI advance                                                   1,364            --
Rent payable                                                  3,367           2,817
Other accrued liabilities                                     8,849           6,519
                                                            -------         -------
     Total current liabilities                               38,799          36,820
                                                            -------         -------
Long-term debt                                                 --             6,062
Owners' note payable                                           --               848
Commitments and contingencies
Owners' equity:
  Stated capital                                              2,000           2,000
  Contributed capital                                         2,890            --
  Accumulated deficit                                       (28,911)        (25,675)
                                                            -------         -------
     Total owners' equity                                   (24,021)        (23,675)
                                                            -------         -------
     Total liabilities and owners' equity                    14,778          20,055
                                                            =======         =======

   The accompanying notes are an integral part of these financial statements.

        L.A.B. Gesellschaft fur pharmakologische Untersuchungen mbH & Co.
                      Consolidated Statement of Operations
                          (In thousand Deutsche marks)


                                                         For the years ended
                                                            December 31,
                                                        -----------------------
                                                          1996           1995
                                                         ------         ------
Net sales                                                27,425          32,895

Operating costs and expenses:
   Cost of sales                                         23,535          25,475
   Selling                                                2,670           1,991
   General and administrative                             6,263           5,905
   Research and development                               2,280           1,180
                                                        -------         -------
                                                         34,748          34,551
                                                        -------         -------
Loss from operations                                     (7,323)         (1,656)

Other (income) expense:
   Interest                                               1,245           1,499
   Other                                                   (275)           (342)
                                                        -------         -------
                                                            970           1,157
                                                        -------         -------

Loss before income taxes and extraordinary item          (8,293)         (2,813)
Provision for income taxes                                  943             852
                                                        -------         -------
Loss before extraordinary item                           (9,236)         (3,665)
Extraordinary item - gain on forgiveness of debt          6,000            --
                                                        -------         -------
         Net Loss                                        (3,236)         (3,665)
                                                        =======         =======



   The accompanying notes are an integral part of these financial statements.

        L.A.B. Gesellschaft fur pharmakologische Untersuchungen mbH & Co.
                      Consolidated Statement of Cash Flows
                          (In thousand Deutsche marks)

                                                                       For the years ended
                                                                          December 31,
                                                                          ------------
                                                                     1996             1995
                                                                     ----             ----
Cash flows from operating activities:
Net loss                                                             (3,236)        (3,665)
Adjustments to reconcile net loss to net cash
  provided (used) by operating activities:
     Depreciation and amortization                                      985            965
     Extraordinary gain                                              (6,000)          --
     Changes in assets and liabilities:
       Accounts receivable                                            1,725           (325)
       Work-in-progress                                               2,653            223
       Prepaid and other assets                                         550            468
       Accounts payable                                                (529)         1,704
       Accrued wages and benefits                                       489            512
       Customer advances                                             (2,627)        (3,653)
       AAI advance                                                    1,364           --
       Rent payable                                                   3,440            794
       Other accrued liabilities                                      2,330           (439)
                                                                     ------         ------
Net cash provided (used) by operating activities                      1,144         (3,416)
                                                                     ------         ------

Cash flows from investing activities:
Proceeds from sale of property and equipment                            242             94
Purchase of property and equipment                                     (813)        (2,564)
Other                                                                  (301)           (24)
                                                                     ------         ------
Net cash used by investing activities                                  (872)        (2,494)
                                                                     ------         ------

Cash flows from financing activities:
Proceeds from borrowings                                                402          6,848
Payments on borrowings                                                 (910)        (2,541)
Capital contribution                                                   --            1,500
                                                                     ------         ------
Net cash provided (used) by financing activities                       (508)         5,807
                                                                     ------         ------
Net increase (decrease) in cash                                        (236)          (103)
Cash, beginning of period                                               577            680
                                                                     ------         ------
Cash, end of period                                                     341            577
                                                                     ------         ------

Supplemental information, cash paid for:
  Interest                                                              197            125
  Income taxes                                                          722             30


   The accompanying notes are an integral part of these financial statements.

        L.A.B. Gesellschaft fur pharmakologische Untersuchungen mbH & Co.
                   Notes to Consolidated Financial Statements


1. Business and Significant Accounting Policies

Description of business

L.A.B. Gesellschaft fur pharmakologische Untersuchungen mbH & Co. (the "Company" or "L.A.B."), is a limited partnership operating as a European contract research and development organization headquartered in Neu-Ulm, Germany with operational units in Neu-Ulm, Stuttgart and Munich, Germany as well as limited liability subsidiaries in France, Netherlands, England and Hungary.

Basis of presentation

The consolidated financial statements include the accounts of L.A.B. and its subsidiaries. All material intercompany transactions have been eliminated.

Revenue recognition

Revenues from contract pharmaceutical product development and support services are recognized on a percentage of completion basis. Work-in-progress represents revenues recognized prior to contract billing terms. Provisions for losses on contracts, if any, are recognized when identified. Licensing revenues from Company funded development projects are primarily recognized as significant contract requirements are met.

Income taxes

The Company does not have the ability to consolidate its operations for income tax purposes and is subject to income taxes separately by subsidiary.

Property and equipment

Property and equipment is recorded at cost. Depreciation is recognized using the straight-line method over the estimated useful lives of the assets. Depreciable lives are 12 years for building improvements and 3 to 10 years for equipment.

Other assets

Other assets include a 50% joint venture in China entered into in November
1996. The investment is reported at original cost and is accounted for using the equity method. There was no significant impact on 1996 operating results from this investment.

Distributions

Distributions, under German law, are payable to the owners only when retained earnings are not in a deficit position. Taxable income or loss passes directly to the partners of L.A.B. since it is a limited partnership.

Translation of foreign currencies

The functional currency for the Company is the Deutsche mark. The financial statements for international operations were translated into marks at year-end exchange rates, including the statement of operations. Adjustments which would have resulted from financial statement translations at average exchange rates and be included in owners' equity as cumulative translation adjustments were not material. Gains and losses resulting from foreign currency transactions are included in operating results.

Fair value of financial instruments

The carrying value of cash and cash equivalents, accounts receivable, current liabilities and loans approximate fair value.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from such estimates and changes in such estimates may affect amounts reported in future periods.


2. Change in Control of L.A.B.

Applied Analytical Industries, Inc. ("AAI") exercised its option to acquire L.A.B., effective as of December 31, 1996, through two wholly-owned German subsidiaries. This change in control of L.A.B. is expected to have a significant impact on the Company as described in the following footnotes.


3. Extraordinary Item

In contemplation of the acquisition of L.A.B. by AAI, certain creditors of the Company have waived, as of December 30, 1996, their demands for DM6 million in loan obligations prior to such acquisition. This forgiveness of liability has been recognized in the consolidated financial statements as an extraordinary item. There are no income taxes related to this transaction.

4. Loan Obligations (in thousand Deutsche marks):

                                                           December 31,
                                                           ------------
                                                        1996          1995
                                                        ----          ----

Banking institutions                                    5,972        11,632
Landlord loan                                            --             848
                                                       ------        ------
                                                        5,972        12,480
Less current maturities                                 5,972         5,570
                                                       ------        ------
Long-term debt                                           --           6,062
                                                       ------        ------


The banking institutions' loan obligations represent interest bearing lines-of-credit extended to the Company. The amounts at December 31, 1996 have been reduced by the extraordinary item described above. Two of the three banking institutions have withdrawn their credit lines for the Company and have requested payment of their outstanding balances in January 1997. The remaining bank has not requested immediate payment and has informally continued a line-of-credit for DM1.3 million. The weighted average interest rate for the loan obligations to banking institutions was 5.5% in 1996 and 8.7% in 1995.

The landlord loan represents unpaid rental payments, prior to 1994, related to the Company's Neu-Ulm facility which were converted to a loan obligation at the end of 1993. This loan has been paid through monthly installments of approximately DM26,000, including interest at 8%.


5. Related Party Transactions

In 1995, the owner of the Company's leased facility in Neu-Ulm acquired 75% ownership of L.A.B. through a capital contribution of DM1.5 million. The Company has not made rental payments related to this facility for 1995 and 1996. In contemplation of the acquisition of L.A.B. by AAI, this majority-owner of the Company, as of December 30, 1996, has waived all claims against L.A.B., except for approximately DM2.9 million of the rental payments discussed above. This forgiveness of liability of approximately DM2.9 million has been recognized as a contribution of capital by this partner to owners' equity.

In 1996, AAI advanced DM1.5 million to L.A.B. as a prepayment for work to be performed by the Company. As of December 31, 1996, there was approximately DM1.4 million remaining in customer advances. L.A.B. performed approximately DM100,000 of work for AAI in 1996.

6. Income Taxes

The provision for income taxes relates to taxable income of subsidiary companies. The main operating company in Germany has had losses for both 1996 and 1995 which accrued to the existing partners; therefore, no tax loss carryforwards will be available for AAI. Tax loss carryforwards available to AAI at the non-German operations would have a 100% valuation allowance given the historical operating losses at such operations.

7. Commitments and Contingencies

The Company leases land, buildings and equipment under renewable lease arrangements classified as operating leases. Lease expense recognized under such agreements totaled DM5.1 million and DM4.0 million for the years ended December 31, 1996 and 1995, respectively. Included in both the 1996 and 1995 amounts was approximately DM1.5 million which was ultimately forgiven.

Future minimum rentals due under lease agreements as of December 31, 1996 are DM2.2 million - 1997; DM1.7 million - 1998; DM1.5 million - 1999; DM1.7 million
- 2000; DM1.5 million - 2001 and none thereafter.


8. Going Concern

L.A.B.'s current liabilities exceed its current assets at both December 31, 1996 and 1995, and given its financial resource availability described in footnote 4, there would exist substantial doubt regarding the Company's ability to continue as a going concern; however, this situation is alleviated by the AAI acquisition and AAI's ability and intent to make financing available to fund L.A.B.'s operations for the next year.

                       Applied Analytical Industries, Inc.
                         Pro Forma Financial Information

The following unaudited pro forma financial information is presented to reflect the acquisition of L.A.B. Gesellschaft fur pharmakologische Untersuchungen mbH & Co. ( "L.A.B.") by Applied Analytical Industries, Inc. ("AAI" or the "Company") as if it had occured at the beginning of 1996. This pro forma financial information is presented for informational purposes and is not necessarily indicative of the consolidated results that would have been achieved had the acquisition been consummated at the beginning of the period presented. A pro forma balance sheet is not presented as of December 31, 1996, since the L.A.B. transaction is reflected in such consolidated balance sheet of AAI. A copy of the condensed consolidated balance sheet of AAI is included for information purposes.

                   Pro Forma Condensed Statement of Operations
                      (In thousands, except per share data)
                                   (Unaudited)

                                          Historical       Historical        Pro forma        Pro forma
Year ended December 31, 1996                 AAI             L.A.B.         adjustments        combined
----------------------------                 ---             ------         -----------        --------
Net sales                                   $42,162          $18,223            $ --           $60,385

Operating costs and expenses:
   Cost of sales                             17,621           15,638             (840)          32,419
   Selling                                    6,357            1,774             (112)           8,019
   General and administrative                 8,908            4,161              359           13,428
   Research and development                   4,216            1,515                             5,731
   Unusual item                               6,600                                              6,600
                                            -------          -------            -----          -------
                                             43,702           23,088             (593)          66,197
                                            -------          -------            -----          -------
Income (loss) from operations                (1,540)          (4,865)             593           (5,812)
Other income (expense), net                     494             (645)             219               68
                                            -------          -------            -----          -------
Income (loss) before income taxes            (1,046)          (5,510)             812           (5,744)
Provision for income taxes                    2,102              627                             2,729
                                                             -------            -----          -------
Net income (loss)                           $(3,148)         $(6,137)           $ 812          $(8,473)
                                            -------          -------            -----          -------

Earnings (loss) per share                   $ (0.23)                                           $ (0.63)
                                            -------                                            -------
Weighted average shares outstanding          13,440                                             13,440
                                            -------                                            -------


                 The accompanying notes are an integral part of
                     this pro forma financial information.

                       Applied Analytical Industries, Inc.
                    Notes to Pro Forma Financial Information
                                   (Unaudited)


1. AAI Historical Information

The historical AAI information reflects the write-off of certain in-process research and development costs with an appraised value of approximately $6.6 million, in connection with the L.A.B. acquisition on the unusual item line.

2. L.A.B. Historical Information.

The historical L.A.B. information used in the pro forma statement of operations does not include the extraordinary items reported in 1996. Additionally, it has been translated from Deutsche marks to U.S. dollars using an exchange rate of
1.505 marks per dollar, which was calculated using monthly exchange rates for 1996 published by the Federal Reserve. The Company believes this is a reasonable representation to what actual exchange rates may have been.

3. Pro Forma Adjustments.

The pro forma adjustments include the following:

Amortization of intangibles ($737,000) and depreciation on assets ($56,000) where the allocated purchase price is greater than the historical L.A.B. value.

A reduction in rental expense ($1,120,000) related to the Neu-Ulm facility to reflect the accrued amounts forgiven by the landlord to be more in-line with future rent.

A reduction in general and administrative expenses for L.A.B. merger related costs ($266,000) incurred during 1996.

A reduction in interest expense ($219,000) related to L.A.B. forgiven bank debt.

                       Applied Analytical Industries, Inc.
                      Condensed Consolidated Balance Sheet
                                December 31, 1996
                                 (In thousands)

                               ASSETS
Current assets:
Cash and cash equivalents                                                           $ 42,186
Accounts receivable                                                                   10,033
Work-in-progress                                                                       9,462
Prepaid and other current assets                                                       6,357
                                                                                    --------
     Total current assets                                                             68,038
                                                                                    --------
Property and equipment:
Land                                                                                     298
Buildings and improvements                                                             9,864
Machinery and equipment                                                               17,388
Construction-in-progress                                                               2,927
Less, accumulated depreciation                                                       (11,261)
                                                                                    --------
                                                                                      19,216

Goodwill and other intangibles                                                        14,953
Other assets                                                                           2,271
                                                                                    --------
     Total assets                                                                   $104,478
                                                                                    ========


              LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current maturities of long-term debt and short-term debt                            $  2,092
Accounts payable                                                                       8,429
Customer advances                                                                      7,790
Accrued wages and benefits                                                             5,127
Other accrued liabilities                                                              8,845
                                                                                    --------
     Total current liabilities                                                        32,283
                                                                                    ========

Long-term debt                                                                         6,671
Other liabilities                                                                      1,529
Commitments and contingencies
Stockholders' equity:
  Preferred stock                                                                       --
  Common stock                                                                            16
  Paid-in capital                                                                     66,719
  Retained earnings (deficit)                                                         (2,591)
  Stock subscriptions receivable                                                        (149)
                                                                                    --------
     Total stockholders' equity                                                       63,995
     Total liabilities and stockholders' equity                                     $104,478
                                                                                    ========

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      APPLIED ANALYTICAL INDUSTRIES, INC.

Date: March 17, 1997                  By: /s/ Frederick D. Sancilio
                                         --------------------------------------
                                         Frederick D. Sancilio, Ph.D.
                                         President and Chief Executive Officer

                      APPLIED ANALYTICAL INDUSTRIES, INC.

                                 EXHIBIT INDEX



             Exhibit No.                      Description

                2.1* Option Agreement between Applied Analytical Industries, Inc. and My Asset Management GmbH and Friedrich Herzog von Wurttemberg**

                2.2* Purchase and Assignment Agreement between Friedrich Herzog von Wurttemberg and My Asset Management GmbH**


------------------------------------
*  Previously filed

** Schedules and appendices to such documents have been omitted and will be supplementally provided to the Securities and Exchange Commission upon request.




                                       5